UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Effective July 20, 2010, pursuant to a settlement agreement whereby CoStar UK Limited (“CoStar UK”), a wholly owned U.K. subsidiary of CoStar Group, Inc. (“CoStar”), agreed to pay Nokia UK Limited (“Landlord”) £1,375,000 (the “Settlement Agreement”), CoStar UK, CoStar and Landlord terminated that certain Agreement for Lease (“Agreement for Lease”) entered into by CoStar UK, CoStar and Landlord on November 23, 2007, with respect to approximately 7,900 square feet of office space located at First Floor Offices, 10 Great Pulteney Street, London W1 (the “Property”).  The parties had not executed the lease for the Property, resulting in the dispute that is the subject of the settlement agreement.  Pursuant to the Agreement for Lease, the lease for the Property would have had a maximum term ending June 19, 2021, with early termination at CoStar UK’s option on June 24, 2010 or June 24, 2015, with advance notice and subject to payment by CoStar UK to the Landlord of a termination fee.  The initial base was set at £442,848 per year (excluding VAT, parking, insurance and service charges), subject to rent reviews on June 24, 2010, June 24, 2015 and June 24, 2020, at which time the rent would be the higher of the then current, open market rental rate and the rent payable immediately prior to the rent review.

CoStar’s termination of the Agreement for Lease was the most recent of several moves made to consolidate office space that have reduced its occupancy costs in the U.K.  Pursuant to the Settlement Agreement, other than the payment described above, CoStar UK and CoStar shall have no further obligations under the Agreement for Lease.

Item 2.02. Results of Operations and Financial Condition.

On July 21, 2010, CoStar Group, Inc. announced its financial results for the quarter ended June 30, 2010.  The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 99.1                               CoStar Group, Inc. Press Release Dated July 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: July 21, 2010	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	CoStar Group, Inc. Press Release Dated July 21, 2010.